As filed with the Securities and Exchange Commission on October 30, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	88-0365922
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)
2700 West Sahara Avenue
Las Vegas, Nevada 89102
Telephone: (702) 248-4200
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Robert G. Sarver
President & Chief Executive Officer
Western Alliance Bancorporation
2700 West Sahara Avenue
Las Vegas, Nevada 89102
Telephone: (702) 248-4200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Stuart G. Stein, Esq.
Hogan & Hartson LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004
Telephone: (202) 637-8575
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed
		maximum offering	Proposed
Title of each class of securities to be	Amount to be	price	maximum aggregate	Amount of
registered	Registered	per common share	offering price	registration fee (1)
Common Stock, par value $0.0001 per share	4,347,827	$11.15	$48,478,271	$1,906

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices on the New York Stock Exchange on October 24, 2008.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
Subject To Completion, Dated October 30, 2008
PROSPECTUS
4,347,827 Shares
WESTERN ALLIANCE BANCORPORATION
Common Stock

     The selling stockholders named in this prospectus may offer and sell from time to time up to 4,347,827 shares of our common stock. We are registering the resale of the offered shares as required by the terms of our registration agreements with the each of the selling stockholders. We issued and sold these shares to the selling stockholders in connection with a private placement transaction. The registration of the offered shares does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. Although we will incur expenses of approximately $29,906 in connection with the registration of these shares, we will not receive any cash proceeds if they are sold. The selling stockholders, however, are responsible for their own brokerage commissions and similar expenses.
      Our common stock is listed on the New York Stock Exchange and trades on the exchange under the symbol “WAL.” On October 29, 2008, the last sale price of our common stock as reported on the New York Stock Exchange was $12.90 per share.
     Our principal executive offices are located at 2700 West Sahara Avenue, Las Vegas, Nevada 89102, and our telephone number at that address is (702) 248-4200.

     Investing in our common stock involves risks. See “Risk Factors” beginning on page 6 of this prospectus and the risk factors that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2007, for information that you should consider before purchasing the securities offered by this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such documents. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The date of this prospectus is                     , 2008.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf process, the selling stockholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more stockholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.
     We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the offered shares. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.
     You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
     As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “the Company” mean, collectively, Western Alliance Bancorporation and its subsidiaries and their predecessors.
WHERE YOU CAN FIND MORE INFORMATION
     Western Alliance Bancorporation (“Western Alliance”) is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a “web site” that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Documents we have filed with the SEC are also available on our website at www.westernalliancebancorp.com. Except as expressly stated herein, information contained on our web site does not constitute a part of this prospectus and is not incorporated by reference herein.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with it in this prospectus. This helps us disclose certain information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference each of the documents listed below.
(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on February 25, 2008 (including portions thereof incorporated by reference from our Definitive Proxy Statement filed with the SEC on March 21, 2008).

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, filed with the SEC on May 12, 2008 and August 11, 2008, respectively.

(c)	Our Current Reports on Form 8-K filed with the SEC on January 25, 2008, March 3, 2008, June 5, 2008, June 27, 2008, September 9, 2008 and October 24, 2008.

(d)	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 27, 2005, including any amendment or report filed for the purpose of updating such description.
     In addition, all documents and reports filed by Western Alliance subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
     You may obtain copies of these documents, other than exhibits, free of charge by contacting Dale Gibbons, Executive Vice President and Chief Financial Officer, at our principal office, which is located at 2700 West Sahara Avenue, Las Vegas, Nevada 89102, or by telephone at (702) 248-4200.
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
     This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, forecasted demographic and economic trends relating to our industry and similar matters are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimate,” “potential” or “continue,” or the negative of these terms or other comparable terminology. We cannot promise you that our expectations in such forward-looking statements will turn out to be correct. Our actual results may differ materially from those projected in these statements because of various factors, including those discussed in this prospectus under the caption “Risk Factors” and those discussed in our Securities and Exchange Commission reports on Forms 10–K, 10-Q and 8-K, which are incorporated by reference in this prospectus.

SUMMARY
     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus and the documents incorporated by reference herein. Prospective investors are urged to read this prospectus and the documents incorporated by reference herein in their entirety.
The Company
Western Alliance Bancorporation
     We are a bank holding company headquartered in Las Vegas, Nevada. We provide a full range of banking and related services to locally owned businesses, professional firms, real estate developers and investors, local non-profit organizations, high net worth individuals and other consumers through our subsidiary banks and financial services companies located in Nevada, Arizona, California and Colorado. We focus our lending activities primarily on commercial and real estate-related loans, which comprise a significant portion of our total loan portfolio. In addition to traditional lending and deposit gathering capabilities, we also offer a broad array of financial products and services aimed at satisfying the needs of small to mid-sized businesses and their proprietors, including cash management, trust administration and estate planning, custody and investments, equipment leasing and an affinity credit card division that focuses on issuing credit cards to small and medium sized affinity partners.
     Our executive offices are located at 2700 W. Sahara Avenue, Las Vegas, Nevada 89102, and the telephone number at these offices is (702) 248-4200.
The Offering

Common Stock Offered by Selling Stockholders	4,347,827 shares

Use of Proceeds	Western Alliance Bancorporation will not receive any of the proceeds from the sale of shares offered hereby. See “Use of Proceeds.”

New York Stock Exchange Symbol	WAL

Risk Factors	You should read carefully the “Risk Factors” beginning on page 6 of this prospectus, as well as the risk factors relating to our business that are incorporated by reference in this prospectus, for certain considerations relevant to an investment in the shares of common stock offered hereby.

RECENT DEVELOPMENTS
     On October 24, 2008, Western Alliance announced its unaudited consolidated financial results for the quarter ended September 30, 2008.
     Total assets increased 4.5% to $5.23 billion at September 30, 2008, compared to $5.0 billion for the quarter ended September 30, 2007. Total loans were $3.95 billion at September 30, 2008, an increase of $401 million, or 11.3%, from September 30, 2007. Total deposits were $3.45 billion at September 30, 2008, a decrease of $343.7 million, or 9.1%, at September 30, 2007. The Company had a net loss of $94.7 million for the quarter ended September 30, 2008, down 954.5% from net income of $11.1 million for the quarter ended September 30, 2007, primarily due to a securities impairment charge of $20.9 million, net of tax, and a non-cash goodwill impairment charge of $79.2 million. Diluted loss per share was $2.78, compared to diluted earnings per share of $0.35 for the quarter ended September 30, 2007.
     During the third quarter of 2008, the Company engaged an independent valuation consultant to assist in evaluating a potential goodwill impairment charge. Based on the evaluation that goodwill was significantly impaired, the Company’s third quarter results include a non-cash goodwill impairment charge of $79.2 million. This charge had no effect on the Company’s cash balances or liquidity. In addition, because goodwill and other intangible assets are not included in the calculation of regulatory capital, the Company’s regulatory ratios are not affected by this non-cash expense. The Company’s third quarter results also include a securities impairment charge of $20.9 million, net of tax. Given the rapidly changing market condition, Western Alliance continues to evaluate its remaining securities and goodwill for impairment.
ABOUT THIS OFFERING
     The shares offered in this prospectus relate to 4,347,827 shares of common stock issued in a private placement on September 30, 2008 at a purchase price of $11.50 per share to a limited number of “accredited investors,” as defined in the Securities Act. The aggregate offering price of the shares was approximately $50.0 million. In connection with the private placement and pursuant to a registration rights agreement, we agreed, subject to certain limitations, to file this registration statement with the SEC within 30 calendar days after the closing of the private placement, and to use our reasonable best efforts to cause this registration statement to become effective as promptly as practicable after filing.
RISK FACTORS
     Before purchasing the shares offered by this prospectus you should carefully consider the risk factors relating to Western Alliance Bancorporation incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2007, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described in the documents incorporated herein by reference.
USE OF PROCEEDS
     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders who will receive all of the proceeds from the sale of the shares. Western Alliance will not receive any of the proceeds from the sales of shares by the selling stockholders. Most of the costs and expenses incurred in connection with the registration under the Securities Act of the offered shares will be paid by Western Alliance. The selling stockholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling stockholders, and share transfer and other taxes attributable to the sale of the offered shares.

DETERMINATION OF OFFERING PRICE
     This offering is being made solely to allow the selling stockholders to offer and sell shares of our common stock to the public. The selling stockholders may offer for resale some or all of their shares at the time and price that they choose. On any given day, the price per share is likely to be based on the market price for our common stock, as quoted on the New York Stock Exchange on the date of sale, unless shares are sold in private transactions. Consequently, we cannot currently determine the price at which shares offered for resale pursuant to this prospectus may be sold.
SELLING STOCKHOLDERS
     This prospectus covers shares of our common stock that we sold in a private placement of our securities on September 30, 2008 to “accredited investors” as defined by Rule 501(a) under the Securities Act, pursuant to an exemption from registration under Section 4(2) of the Securities Act. The selling stockholders may from time to time offer and sell under this prospectus any or all of the shares listed opposite their names below.
     We have prepared the table below based upon the information furnished to us by the selling stockholders as of September 30, 2008. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Any profits realized by the selling stockholder may be deemed to be underwriting commissions. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus for more information.
     We have been advised that each of the selling stockholders purchased our common stock in the ordinary course of business, not for resale, and none of such selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.
     The following table sets forth:
•	The name of each selling stockholder;

•	The number of shares of our common stock beneficially owned by the selling stockholders as of September 30, 2008;

•	The maximum number of shares of our common stock that may be offered for the account of the selling stockholders under this prospectus; and

•	The amount and percentage of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus.
     Under SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or other right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Beneficial ownership is calculated based on 38,499,213 shares of our common stock outstanding as of September 30, 2008. In calculating the number of shares beneficially owned by a selling stockholder and the percentage ownership, shares of common stock subject to options and warrants held by that person that are currently exercisable or convertible or become exercisable or convertible within 60 days of September 30, 2008 (“exercisable stock options” and “exercisable warrants,” respectively) are deemed outstanding even if they have not actually been exercised or converted. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities but are not treated as outstanding for computing the percentage ownership of any other person.

	Shares			Percentage of
	Beneficially	Shares	Shares	Outstanding Shares
	Owned Prior to	Offered	Owned After	Owned After the
Name of Selling Stockholder	the Offering	Hereby	the Offering	Offering (1)
Bay Pond Investors (Bermuda) L.P.	459,000	459,000	0	*

Bay Pond Partners, L.P.	1,102,600	1,102,600	0	*

Davis Trust #3 dtd 6/23/97 (Glenn Carlson, Trustee)	225,000	75,000	150,000	*

Ithan Creek Master Investors (Cayman) LP	636,300	636,300	0	*

The Juice Trust dtd 1/24/96 #3 (Jeff Busby, Trustee)	175,000	50,000	125,000	*

Levine Investments, LP	200,000	200,000	0	*

The Lionel Trust (Samuel C. Lionel, Trustee)	228,227	90,000	138,227	*

Northaven Offshore, Ltd.	31,861	19,848	12,013	*

Northaven Partners, L.P.	222,306	141,688	80,618	*

Northaven Partners II, L.P.	17,269	11,338	5,931	*

Northaven Partners III, L.P.	172,464	105,126	67,338	*

Public Employees’ Retirement System of Mississippi	115,300	115,300	0	*

Andrew Robinson	92,950	36,950	56,000	*

The Roxanne Spicer Trust (Charles and Tanya Brandes, Trustees)	62,000	22,000	40,000	*

T. Rowe Price Financial Services Fund, Inc.	100,000	100,000	0	*

WaittCorp Investments LLC	1,500,000	500,000	1,000,000	2.60%

Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II, Active Small Cap Stock Portfolio	114,300	114,300	0	*

Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II, Small Cap Opportunities Portfolio	102,100	102,100	0	*

Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Small Cap Opportunities Portfolio	103,300	103,300	0	*

Wolf Creek Investors (Bermuda) L.P.	147,677	147,677	0	*

Wolf Creek Partners, LP	140,300	140,300	0	*

	Shares			Percentage of
	Beneficially	Shares	Shares	Outstanding Shares
	Owned Prior to	Offered	Owned After	Owned After the
Name of Selling Stockholder	the Offering	Hereby	the Offering	Offering (1)
Woods/Mitchell Family Trust (Brent V. Woods, Trustee)	75,000	75,000	0	*

TOTAL	6,022,954	4,347,827	1,675,127

*	Less than 1%.

(1)	Ownership percentage calculated based on 38,499,213 shares of the Company’s common stock outstanding as of September 30, 2008.

PLAN OF DISTRIBUTION
     The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.
     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
     The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.
     We have agreed with the selling stockholders to use our commercially reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been publicly sold by the selling stockholders or (2) the date on which the shares may be sold by non-affiliates without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the company to be in compliance with the current public information requirement under Rule 144.
Transfer Agent
     The transfer agent and registrar for our common stock is:
American Stock Transfer and Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
(800) 937-5449

LEGAL MATTERS
     Randall S. Theisen, Esq., an attorney on Western Alliance’s legal staff, has passed upon the validity of the common stock offered pursuant to this prospectus. Mr. Theisen is Senior Vice President and General Counsel of Western Alliance and owns shares and holds options to purchase shares of Western Alliance common stock.
EXPERTS
     The consolidated financial statements of Western Alliance appearing in the Western Alliance Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the various expenses in connection with the registration of the common stock offered hereby. Western Alliance Bancorporation will bear all of these expenses, including those of the selling stockholders (other than any underwriting discounts or commissions or any agent commissions). All amounts are estimated except for the SEC registration fee:

Item	Amount
SEC registration fee	$1,906
Legal fees and expenses	15,000
Accounting fees and expenses	10,000
Printing fees	3,000
Miscellaneous	—

Total	$29,906

Item 15. Indemnification of Directors and Officers
     Article V of Western Alliance’s amended and restated articles of incorporation provides that, to the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the company or any stockholder for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law or (ii) the payment of dividends in violation of Nevada Revised Statues § 78.300.
     Article IV of Western Alliance’s amended and restated bylaws provides for indemnification of its directors, officers, employees and other agents and advancement of expenses. As permitted by the Nevada Revised Statues, Western Alliance’s bylaws provide that the corporation will indemnify a director or officer if the individual acted in good faith in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Nevada Revised Statues do not permit indemnification as to any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In addition, Western Alliance’s bylaws provide that indemnification shall not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.
     Western Alliance has entered into indemnification agreements with certain of its directors and executive officers in addition to indemnification provided for in its bylaws. Western Alliance maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Western Alliance for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by Western Alliance.

Item 16. Exhibits
     The following Exhibits are filed herewith or incorporated herein by reference:
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Western Alliance’s Registration Statement on Form S-1 filed with the SEC on June 7, 2005).

3.2	Amended and Restated Bylaws (incorporated by reference to Western Alliance’s Form 8-K filed with the SEC on January 25, 2008).

4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Western Alliance’s Registration Statement on Form S-1 filed with the SEC on June 27, 2005).

5	Opinion of Randall S. Theisen, Esq. regarding the legality of the common stock registered hereby.

23.1	Consent of Randall S. Theisen, Esq. (included in Exhibit 5.1).

23.2	Consent of McGladrey & Pullen, LLP, an independent registered public accounting firm.

24.1	Power of Attorney (included in the signature page to this Registration Statement).
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.
     Provided, however, That:
     (1) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
   (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, that latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by

Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the last quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 30th day of October, 2008.

WESTERN ALLIANCE BANCORPORATION
By:	/s/ Robert G. Sarver
Robert G. Sarver
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Robert Sarver and Dale Gibbons his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of October 30, 2008 by the following persons in the capacities indicated.

Signature	Title

/s/ Robert G. Sarver Robert G. Sarver	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Dale Gibbons Dale Gibbons	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Thomas W. Edington Thomas W. Edington	Senior Vice President and Tax Manager (Principal Accounting Officer)

/s/ Bruce Beach	Director
Bruce Beach

/s/ William S. Boyd	Director
William S. Boyd

Signature	Title

Steven J. Hilton	Director

/s/ Marianne Boyd Johnson	Director
Marianne Boyd Johnson

/s/ Cary Mack	Director
Cary Mack

/s/ George J. Maloof, Jr.	Director
George J. Maloof, Jr.

/s/ Arthur Marshall	Director
Arthur Marshall

/s/ Todd Marshall	Director
Todd Marshall

/s/ M. Nafees Nagy, M.D.	Director
M. Nafees Nagy, M.D.

/s/ James E. Nave, D.V.M.	Director
James E. Nave, D.V.M.

/s/ John P. Sande III John P. Sande III	Director

/s/ Donald Snyder Donald Snyder	Director

/s/ Kenneth A. Vecchione	Director
Kenneth A. Vecchione

INDEX TO EXHIBITS
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Western Alliance’s Registration Statement on Form S-1 filed with the SEC on June 7, 2005).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Western Alliance’s Form 8-K filed with the SEC on January 25, 2008).

4.1	Form of common stock certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Western Alliance’s Registration Statement on Form S-1 filed with the SEC on June 27, 2005).

5	Opinion of Randall S. Theisen, Esq. regarding the legality of the common stock registered hereby.

23.1	Consent of Randall S. Theisen, Esq. (included in Exhibit 5.1).

23.2	Consent of McGladrey & Pullen, LLP, an independent registered public accounting firm.

24.1	Power of Attorney (included in the signature page to this Registration Statement).